Exhibit 99.1

Annual Stockholder Meeting May 19, 2014

DISCLAIMER ON FORWARD - LOOKING STATEMENTS The guidance contained herein is based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control . In addition, the guidance is based upon specific assumptions with respect to future business conditions, some or all of which will change . The guidance, like any forecast, is necessarily speculative in nature and it can be expected that the assumptions upon which the guidance is based will not prove to be valid or will vary from actual results . Actual results will vary from the guidance and the variations may be material . Consequently, the guidance should not be regarded as a representation by us or any other person that the subscribers, revenue, and/or adjusted EBITDA will actually be achieved . You are cautioned not to place undue reliance on this information . This communication contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services ; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning . Such forward - looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control . Actual results may differ materially from the results anticipated in these forward - looking statements .

DISCLAIMER ON FORWARD - LOOKING STATEMENTS The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward - looking statements : • we face substantial competition and that competition is likely to increase over time ; • our ability to attract and retain subscribers in the future is uncertain ; • our business depends in large part upon the auto industry ; • general economic conditions can affect our business ; • failure of our satellites would significantly damage our business ; • interruption or failure of our information technology and communication systems could negatively impact our results and brand ; • if we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions or private litigation and our reputation could suffer ; • royalties for music rights have increased and there can be no assurance they will not continue to increase in the future ; • t he unfavorable outcome of pending or future litigation could have a material adverse effect ; • we may not realize the benefits of acquisitions or other strategic initiatives, including the acquisition of Agero’s connected vehicle business ; • rapid technological and industry changes could adversely impact our services ; • failure of third parties to perform could adversely affect our business ; • changes in consumer protection laws and their enforcement could damage our business ; • failure to comply with FCC requirements could damage our business ; • o ther existing or future government laws and regulations could harm our business ; • we may from time to time modify our business plan, and these changes could adversely affect us and our financial condition ; • our indebtedness could adversely affect our operations and could limit our ability to react to changes in the economy or our industry ; • our broadcast studios, terrestrial repeater networks, satellite uplink facilities or other ground facilities could be damaged by natural catastrophes or terrorist activities ; • our principal stockholder has significant influence over our management and over actions requiring general stockholder approval and its interests may differ from the interests of other holders of Holdings’ common stock ; • we are a "controlled company" within the meaning of the NASDAQ listing rules and, as a result, qualifies for, and relies on, exemptions from certain corporate governance requirements ; • our business may be impaired by third - party intellectual property rights . Additional factors that could cause our results to differ materially from those described in the forward - looking statements can be found in Sirius XM’s reports filed with or furnished to the SEC and available at the SEC’s Internet site (http : //www . sec . gov) . The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication .

• Large subscriber base with consistent and predictable cash flows • Complete in - car service provider: audio, traffic and connected vehicle services • Satellite delivery system with seamless continental U.S. coverage • Over 140 channels of curated, commercial free music, talk , news and sports content • Long term agreements with OEMs; factory installed in approximately 70 % of new cars • Approximately $6 billion of gross NOLs COMPETITIVE STRENGTHS

2009 2010 2011 2012 2013 2014E 18.8 20.2 21.9 23.9 25.6 ~26.8 CONTINUED SUBSCRIBER GROWTH (millions)

MULTI - YEAR REVENUE GROWTH ($ billions ) 2009 2010 2011 2012 2013 2014E $2.5 $2.8 $3.0 $3.4 $3.8 >$4.0

STRONG ADJ. EBITDA GROWTH ($ millions) 2009 2010 2011 2012 2013 2014E $463 $626 $731 $920 $1,166 ~$1,380

SIGNIFICANT FCF GROWTH ($ millions) 2009 2010 2011 2012 2013 2014E $185 $210 $416 $709 $927 $1,100 Approaching

FIRST QUARTER 2014 KEY METRICS ($ millions) 1Q13 1Q14 % change Churn rate 2.0% 1.9% - 10 bp Subscribers 24.4 mm 25.8 mm +6% Revenue $897 $998 +11% Adj. EBITDA $262 $335 +28% FCF $142 $223 +56% FCF/Share $0.022 $0.036 +64%

NEW AUTO SALES TRENDS (millions) Source: Based on external industry estimates of 2007 - 19 new vehicle automotive sales. Represents factory and port installs only. 33% 46% 56% 63% 67% 66% 69% 16.1 13.2 10.4 11.6 12.7 14.5 15.5 16.1 16.5 16.7 16.7 16.5 16.5 Penetration Rate Total Auto Sales

0 20 40 60 80 100 120 140 SIRIUSXM - ENABLED VEHICLES IN OPERATION TO DOUBLE IN 5 YEARS ( millions ) Source: Company estimates based on external industry estimates of 2014 - 19 automotive sales

DIRECT - TO - DEALER PRE - OWNED PROGRAM RAMP 2010 2011 2012 2013 1Q14 100 3,700 8,100 11,200 12,100 Participating Dealer Locations

• New, Renewed, Relaunched Brands: NBA , MLB, Fox News, Entertainment Weekly, Comedy Central, PGA TOUR, Rural Radio, Wharton’s Business Radio • Pop - Ups: Billy Joel, David Bowie and Tom Petty • New music channels in development • Town Halls with Eminem, Lady Gaga, Katy Perry and Billy Joel • Live Concerts with John Mayer, Metallica, Kenny Chesney and Coldplay UNIQUE, COMPELLING PROGRAMMING

• Leading in - vehicle infotainment company and provider of next generation connected vehicle services • G lobal service opportunities • Expanding OEM rollout • End - to - end experience for OEM and consumer • $100 million in revenue, projected to double over 3 years SIRIUSXM CONNECTED VEHICLE

SIRIUSXM IS THE LARGEST RADIO COMPANY ($ billions) $0.6 $1.0 $ 3.1 $ 3.8 Pandora SiriusXM Clear Channel Radio Cumulus 2013 Revenue Source: Based on company filings

SIRIUSXM’s SUPERIOR REVENUE MODEL Based on 2013 Revenue Source: Based on company filings Clear Channel $ 12/ Listener SiriusXM $ 149/ Subscriber Pandora $8/ Active Listener

STREAMING’S CROWDED FIELD

FREE MUSIC ATTRACTS LISTENERS • iTunes Radio: over 20 million users • Spotify: over 24 million active listeners • iHeartRadio : over 40 million registered users • Pandora: 76 million active listeners • YouTube: world’s biggest music streaming service • AM/FM Radio: over 200 million weekly listeners …but with challenging economics Source : Companies’ press releases and public statements; Radio Advertising Bureau

PAYING SUBSCRIBERS OF SELECT DIGITAL MUSIC SERVICES ~6 mm ~3.5 mm ~1.7 mm Rhapsody SiriusXM Pandora Spotify 25.8 mm NOTE: SiriusXM as of 1Q14; Pandora as of year - end 2013. Total Spotify subscribers numbers are global as of 3/31/14. Rhapsody numbers from company announcement in April 2014

• Long - term growth prospects • Enabled vehicles 60m → 120m by end of 2019 • Strong business model • Unbeatable content + ease of use • Steady fixed costs • High variable margins • Low c apex and taxes • Strong free cash flow enabling return of capital SIRIUSXM’S VALUE DRIVERS

BEST MARGINS IN MEDIA 2013 EBITDA Margins Reflects SiriusXM’s Adjusted EBITDA and 2014 projections; Source for others: Bloomberg 6% 20% 25% 27% 31% 33% 34% ~34% 40%

MEDIA BUSINESSES FCF AS A % OF EBITDA n/a 11% 12% 26% 32% 36% 80% 2013 FCF / EBITDA Reflects SiriusXM’s FCF/Adjusted EBITDA; Source for others: Bloomberg

LEVERAGEABLE BALANCE SHEET (Debt/Adj. EBITDA ) 6.7x 5.1x 4.1x 2.7x 3.1x 4.0x

CAPITAL RETURN PROGRAM • $4 billion common stock repurchase authorization • 678 million shares repurchased for $2.3 billion since 2013 • Buyback resumed following a pause during the Liberty process • Completed repurchase of $ 500 million of stock from Liberty Media in April • $1.7 mm remaining under stock repurchase authorization Totals a s of April 25, 2014

2014 PRIORITIES • Win in the connected c ar • Deliver on the second o wner o pportunity • Lead in audio e ntertainment p rogramming • Improve customer s ervice and s atisfaction • Continue to innovate Fundamentally, it’s a ll a bout e xecution!

Appendix: Reconciliation

RECONCILIATION FOR SIRIUSXM

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	FY2009	FY2010	FY 2011	FY 2012	FY 2013
As Reported Total Revenue	897,398	940,110	961,509	1,000,078	997,711	2,472,638	2,816,992	3,014,524	3,402,040	3,799,095
Purchase Price Accounting Adjustments	1,813	1,813	1,813	1,813	1,813	54,065	21,906	10,910	7,479	7,251
Adjusted Total Revenue	899,211	941,923	963,322	1,001,891	999,524	2,526,703	2,838,898	3,025,434	3,409,519	3,806,346
As Reported Total Operating Expenses	650,467	672,374	676,980	754,722	750,304	2,244,312	2,351,578	2,338,407	2,530,015	2,754,542
Purchase Price Accounting Adjustments	68,409	69,479	68,895	1,068	945	240,891	261,832	277,258	289,278	207,854
Adjusted Total Operating Expenses	718,876	741,853	745,875	755,790	751,249	2,485,203	2,613,410	2,615,665	2,819,293	2,962,396
As Reported Income from Operations	246,931	267,736	284,529	245,356	247,407	228,326	465,414	676,117	872,025	1,044,553
Purchase Price Accounting Adjustments	(66,596)	(67,666)	(67,082)	745	868	(186,826)	(239,926)	(266,348)	(281,799)	(200,603)
Adjusted Income from Operations	180,335	200,070	217,447	246,101	248,275	41,500	225,488	409,769	590,226	843,950
As Reported Depreciation and Amortization	67,018	67,415	58,533	60,348	68,267	309,450	273,691	267,880	266,295	253,314
As Reported Share-based Payment Expense	14,518	15,494	19,762	19,102	18,240	73,981	60,437	53,188	63,822	68,876
Purchase Price Accounting Adjustments Associated With Share-based Payment Expense	-	-	-	-	-	4,801	2,872	181	-	-
As Reported Restructuring, Impairments and Related Costs	-	-	-	-	-	32,807	63,800	-	-	-
Adjusted EBITDA	261,871	282,979	295,742	325,551	334,782	462,539	626,288	731,018	920,343	1,166,140

RECONCILIATION FOR SIRIUSXM Unaudited For the Year Ended December 31, 2013 2012 2011 2010 2009 Cash Flow information Net cash provided by operating activities $1,102,832 $806,765 $543,630 $512,895 $433,830 Net cash used in investing activities $(700,688) $(97,319) $(127,888) $(302,414) $(248,511) Net cash used in financing activities $(788,284) $(962,491) $(228,443) $(7,279) $(182,276) Free Cash Flow Net cash provided by operating activities $1,102,832 $806,765 $543,630 $512,895 $433,830 Additions to property and equipment (173,617) (97,293) (137,429) (311,868) (248,511) Restricted and other investment activity (1,719) (26) 9,541 9,454 -- Free cash flow $927,496 $709,446 $415,742 $210,481 $185,319

RECONCILIATION FOR SIRIUSXM Unaudited For the Three Months Ended March 31, 2014 2013 Cash Flow information Net cash provided by operating activities $251,390 $168,915 Net cash used in investing activities $(27,457) $(26,434) Net cash used in financing activities $(237,567) $(456,699) Free Cash Flow Net cash provided by operating activities $251,390 $168,915 Additions to property and equipment (28,601) (26,434) Free cash flow $222,789 $142,481 Diluted weighted average common shares outstanding 6,173,848 6,606,276 Free cash flow per diluted share $0.04 $0.02